Exhibit 99.1

Investor Contact: Justin Horstman | Vice President, Investor Relations Justin.Horstman@bwbmn.com | 952.542.5169

January 24, 2024

Bridgewater Bancshares, Inc. Announces Fourth Quarter 2023 Net Income
 of $8.9 Million, $0.28 Diluted Earnings Per Common Share

Fourth Quarter 2023 Highlights

●	Deposit growth of $34.4 million, or 3.7% annualized, from the third quarter of 2023, exceeded gross loan growth which remained relatively stable from the third quarter of 2023, lowering the loan-to-deposit ratio to 100.4%.

●	Net interest margin (on a fully tax-equivalent basis) of 2.27%, compared to 2.32% in the third quarter of 2023.

●	No provision for credit losses on loans was recorded in the fourth quarter of 2023. The allowance for credit losses on loans to total loans was 1.36% at December 31, 2023 and September 30, 2023, respectively.

●	Nonperforming assets to total assets of 0.02% at December 31, 2023 and September 30, 2023.

●	Tangible book value per share(1) of $12.84 at December 31, 2023, an increase of $0.46, or 14.9% annualized, compared to $12.37 at September 30, 2023.

●	Repurchased 423,749 shares of common stock at a weighted average price of $10.72, for a total of $4.5 million.

●	Early adopted ASU 2023-02 applying the modified retrospective method which reclassified noninterest expense to income tax expense effective January 1, 2023, which may impact comparability to prior 2023 filings.

Annual 2023 Highlights

●	Diluted earnings per common share for the year ended December 31, 2023 were $1.27, compared to $1.72 for the year ended December 31, 2022.

●	Asset growth of 6.1% compared to December 31, 2022 exceeded 2023 full-year noninterest expense growth of 4.8% compared to the full year of 2022.

●	Deposit growth of $293.4 million, or 8.6%, in 2023 exceeded gross loan growth of $154.8 million, or 4.3%.

●	Net loan charge-offs (recoveries) as a percentage of average loans were 0.01% for the year ended December 31, 2023, compared to (0.01)% for the year ended December 31, 2022.

●	Tangible book value per share(1) increased $1.15, or 9.8%, to $12.84 at December 31, 2023, compared to $11.69 at December 31, 2022.

●	Common Equity Tier 1 Risk-Based Capital Ratio was 9.16% at December 31, 2023, compared to 8.40% at December 31, 2022.

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

St. Louis Park, MN – Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the Company), the parent company of Bridgewater Bank (the Bank), today announced net income of $8.9 million for the fourth quarter of 2023, compared to $9.6 million for the third quarter of 2023, and $13.7 million for the fourth quarter of 2022. Earnings per diluted common share were $0.28 for the fourth quarter of 2023, compared to $0.30 for the third quarter of 2023, and $0.45 for the fourth quarter of 2022.

“Bridgewater finished 2023 strong with the continuation of several positive trends as net interest margin continued to stabilize, deposit growth outpaced loan growth, and asset quality remained superb,” said Chairman, Chief Executive Officer, and President, Jerry Baack. “We also returned capital to shareholders by opportunistically repurchasing shares of common stock during the fourth quarter, while tangible book value per share increased for the 28th consecutive quarter.

“As we enter 2024, we are optimistic about our outlook as our balance sheet is well-positioned to benefit as the yield curve normalizes. In addition, our loan pipeline has begun to grow once again as loan demand has started to increase. By moderating our loan growth and reducing our loan-to-deposit ratio over the past few quarters, we believe we can continue to gain market share by deploying capital into more profitable loan growth as the interest rate environment improves.”

Key Financial Measures

	As of and for the Three Months Ended			As of and for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Per Common Share Data
Basic Earnings Per Share	$0.28	$0.31	$0.46	$1.29	$1.78
Diluted Earnings Per Share	0.28	0.30	0.45	1.27	1.72
Book Value Per Share	12.94	12.47	11.80	12.94	11.80
Tangible Book Value Per Share (1)	12.84	12.37	11.69	12.84	11.69

Financial Ratios
Return on Average Assets (2)	0.77%	0.85%	1.28%	0.89%	1.38%
Pre-Provision Net Revenue Return on Average Assets (1)(2)	0.96	1.01	1.82	1.15	2.06
Return on Average Shareholders' Equity (2)	8.43	9.23	14.06	9.73	13.90
Return on Average Tangible Common Equity (1)(2)	8.95	9.92	15.86	10.53	15.69
Net Interest Margin (3)	2.27	2.32	3.16	2.42	3.45
Core Net Interest Margin (1)(3)	2.21	2.24	3.05	2.34	3.27
Cost of Total Deposits	3.19	2.99	1.31	2.73	0.75
Cost of Funds	3.23	3.10	1.67	2.92	0.99
Efficiency Ratio (1)	58.8	56.1	43.8	53.0	41.5
Noninterest Expense to Average Assets (2)	1.37	1.34	1.42	1.32	1.46
Tangible Common Equity to Tangible Assets (1)	7.73	7.61	7.48	7.73	7.48
Common Equity Tier 1 Risk-based Capital Ratio (Consolidated) (4)	9.16	9.07	8.40	9.16	8.40

Balance Sheet and Asset Quality (dollars in thousands)
Total Assets	$4,611,990	$4,557,070	$4,345,662	$4,611,990	$4,345,662
Total Loans, Gross	3,724,282	3,722,271	3,569,446	3,724,282	3,569,446
Deposits	3,709,948	3,675,509	3,416,543	3,709,948	3,416,543
Loan to Deposit Ratio	100.4%	101.3%	104.5%	100.4%	104.5%
Net Loan Charge-Offs (Recoveries) to Average Loans (2)	0.01	0.01	0.00	0.01	(0.01)
Nonperforming Assets to Total Assets (5)	0.02	0.02	0.01	0.02	0.01
Allowance for Credit Losses to Total Loans	1.36	1.36	1.34	1.36	1.34

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Annualized.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.
(4)	Preliminary data. Current period subject to change prior to filings with applicable regulatory agencies.
(5)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.

Income Statement

Net Interest Margin and Net Interest Income

Net interest margin (on a fully tax-equivalent basis) for the fourth quarter of 2023 was 2.27%, a five basis point decline from 2.32% in the third quarter of 2023 and an 89 basis point decline from 3.16% in the fourth quarter of 2022. Core net interest margin (on a fully tax-equivalent basis), a non-GAAP financial measure which excludes the impact of loan fees, and prior to 2023, PPP balances, interest, and fees, was 2.21% for the fourth quarter of 2023, a three basis point decline from 2.24% in the third quarter of 2023, and an 84 basis point decline from 3.05% in the fourth quarter of 2022.

●	The linked-quarter and year-over-year declines in the margin were primarily due to higher funding costs, offset partially by higher earning asset yields.

Net interest income was $25.3 million for the fourth quarter of 2023, a decrease of $107,000 from $25.4 million in the third quarter of 2023, and a decrease of $7.6 million from $32.9 million in the fourth quarter of 2022.

●	The linked-quarter and year-over year decreases in net interest income were primarily due to higher rates paid on deposits in the rising interest rate environment.
●	Average interest earning assets were $4.48 billion for the fourth quarter of 2023, an increase of $64.0 million, or 1.4%, from $4.42 billion for the third quarter of 2023, and an increase of $302.8 million, or 7.2%, from $4.18 billion for the fourth quarter of 2022. The linked-quarter increase in average interest earning assets was primarily due to an increase in cash and purchases of investment securities. The year-over-year increase in average interest earning assets was primarily due to growth in the loan portfolio, purchases of investment securities, and an increase in cash.

Interest income was $58.6 million for the fourth quarter of 2023, an increase of $1.7 million from $56.8 million in the third quarter of 2023, and an increase of $9.7 million from $48.9 million in the fourth quarter of 2022.

●	The yield on interest earning assets (on a fully tax-equivalent basis) was 5.22% in the fourth quarter of 2023, compared to 5.14% in the third quarter of 2023 and 4.67% in the fourth quarter of 2022.
●	The linked-quarter increase in the yield on interest earning assets was primarily due to the purchase of higher yielding securities and loans repricing at yields accretive to the existing portfolio.
●	The year-over-year increase in the yield on interest earning assets was primarily due to growth and repricing of the loan and securities portfolios in the rising interest rate environment.
●	Loan interest income and loan fees remain the primary contributing factors to the changes in the yield on interest earning assets. The aggregate loan yield increased to 5.33% in the fourth quarter of 2023, which was seven basis points higher than 5.26% in the third quarter of 2023, and 46 basis points higher than 4.87% in the fourth quarter of 2022.
●	While loan fees have historically maintained a relatively stable contribution to the aggregate loan yield, the recent periods saw fewer loan prepayments, which historically has accelerated the recognition of loan fees. Despite the overall decrease in fee recognition, the Company is encouraged that the core loan yield continues to rise as new loan originations and the existing portfolio reprice in the higher rate environment.

A summary of interest and fees recognized on loans for the periods indicated is as follows:

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Interest	5.25%	5.16%	5.09%	4.95%	4.75%
Fees	0.08	0.10	0.10	0.11	0.12
Yield on Loans	5.33%	5.26%	5.19%	5.06%	4.87%

Interest expense was $33.2 million for the fourth quarter of 2023, an increase of $1.9 million from $31.4 million in the third quarter of 2023, and an increase of $17.3 million from $16.0 million in the fourth quarter of 2022.

●	The cost of interest bearing liabilities was 3.97% in the fourth quarter of 2023, compared to 3.81% in the third quarter of 2023 and 2.22% in the fourth quarter of 2022.
●	The linked-quarter increase in the cost of interest bearing liabilities was primarily due to higher rates paid on deposits in the rising interest rate environment.
●	The year-over-year increase in the cost of interest bearing liabilities was primarily due to the rapid increase in market interest rates that occurred between the periods, which impacted all funding sources.

Interest expense on deposits was $29.4 million for the fourth quarter of 2023, an increase of $2.2 million from $27.2 million in the third quarter of 2023, and an increase of $18.7 million from $10.8 million in the fourth quarter of 2022.

●	The cost of total deposits was 3.19% in the fourth quarter of 2023, compared to 2.99% in the third quarter of 2023 and 1.31% in the fourth quarter of 2022.
●	The linked-quarter increase in the cost of total deposits was primarily due to client demands for higher interest rates and increased competition for deposits.
●	The year-over-year increase in the cost of total deposits was primarily due to upward repricing of the deposit portfolio in the higher interest rate environment.

Provision for Credit Losses

The provision for credit losses on loans was $0 for both the fourth quarter of 2023 and the third quarter of 2023, compared to $1.5 million for the fourth quarter of 2022.

●	No provision for credit losses on loans was recorded in the fourth quarter of 2023 due to a more managed pace of loan growth.
●	The allowance for credit losses on loans to total loans was 1.36% at both December 31, 2023 and September 30, 2023, compared to 1.34% at December 31, 2022.

The provision for credit losses for off-balance sheet credit exposures was a negative provision of $250,000 for the fourth quarter of 2023, compared to a negative provision of $600,000 for the third quarter of 2023 and zero for the fourth quarter of 2022.

●	The negative provision during the quarter was due to a reduction in outstanding unfunded commitments primarily attributable to the migration to funded loans, as well as a moderation in volume of newly originated projects with unfunded commitments.

Noninterest Income

Noninterest income was $1.4 million for the fourth quarter of 2023, a decrease of $317,000 from $1.7 million for the third quarter of 2023 and a decrease of $329,000 from $1.7 million for the fourth quarter of 2022.

●	The linked-quarter decrease was primarily due to $493,000 of FHLB prepayment income recognized in the previous quarter which did not reoccur, offset partially by higher letter of credit fees and other income.
●	The year-over-year decrease was primarily due to lower other income.

Noninterest Expense

Noninterest expense was $15.7 million for the fourth quarter of 2023, an increase of $503,000 from $15.2 million for the third quarter of 2023 and an increase of $537,000 from $15.2 million for the fourth quarter of 2022.

●	The linked-quarter increase was primarily due to increases in salaries and employee benefits, information technology and telecommunications, and marketing and advertising.
●	The year-over-year increase was primarily attributable to industry-wide increases in the FDIC insurance assessment, higher professional and consulting fees and information technology and telecommunications, offset partially by decreases in salaries and employee benefits and occupancy and equipment.
●	The efficiency ratio, a non-GAAP financial measure, was 58.8% for the fourth quarter of 2023, compared to 56.1% for the third quarter of 2023, and 43.8% for the fourth quarter of 2022.
●	The Company had 255 full-time equivalent employees at both December 31, 2023 and September 30, 2023, compared to 246 employees at December 31, 2022.

Income Taxes

The effective combined federal and state income tax rate for the fourth quarter of 2023 was 21.0%, a decrease from 23.0% for the third quarter of 2023 and 23.4% for the fourth quarter of 2022. The effective combined federal and state rate for the years ended December 31, 2023 and 2022 was 23.9% and 25.5%, respectively.

●	The linked-quarter decrease in the effective tax rate was primarily due to the delivery of two tax credits that occurred within the fourth quarter.
●	The Company early adopted ASU 2023-02 applying the modified retrospective method which reclassified noninterest expense to income tax expense effective January 1, 2023.

Balance Sheet

Loans

(dollars in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Commercial	$464,061	$459,854	$460,061	$455,156	$436,393
Construction and Land Development	232,804	294,818	351,069	312,277	295,554
1 - 4 Family Construction	65,087	64,463	69,648	85,797	70,242
Real Estate Mortgage:
1 - 4 Family Mortgage	402,396	404,716	400,708	380,210	355,474
Multifamily	1,388,541	1,378,669	1,314,524	1,320,081	1,306,738
CRE Owner Occupied	175,783	159,485	159,088	158,650	149,905
CRE Nonowner Occupied	987,306	951,263	971,532	962,671	947,008
Total Real Estate Mortgage Loans	2,954,026	2,894,133	2,845,852	2,821,612	2,759,125
Consumer and Other	8,304	9,003	9,581	9,518	8,132
Total Loans, Gross	3,724,282	3,722,271	3,736,211	3,684,360	3,569,446
Allowance for Credit Losses on Loans	(50,494)	(50,585)	(50,701)	(50,148)	(47,996)
Net Deferred Loan Fees	(6,573)	(7,222)	(7,718)	(8,735)	(9,293)
Total Loans, Net	$3,667,215	$3,664,464	$3,677,792	$3,625,477	$3,512,157

Total gross loans at December 31, 2023 were $3.72 billion, a slight increase of $2.0 million, or 0.2% annualized, over total gross loans of $3.72 billion at September 30, 2023, and an increase of $154.8 million, or 4.3%, over total gross loans of $3.57 billion at December 31, 2022.

●	The slower loan growth in the loan portfolio during the fourth quarter of 2023 was primarily due to moderating loan originations and decreased demand in the higher interest rate environment.

Deposits

(dollars in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Noninterest Bearing Transaction Deposits	$756,964	$754,297	$751,217	$742,198	$884,272
Interest Bearing Transaction Deposits	692,801	780,863	719,488	630,037	451,992
Savings and Money Market Deposits	935,091	872,534	860,613	913,013	1,031,873
Time Deposits	300,651	265,737	271,783	266,213	272,253
Brokered Deposits	1,024,441	1,002,078	974,831	859,662	776,153
Total Deposits	$3,709,948	$3,675,509	$3,577,932	$3,411,123	$3,416,543

Total deposits at December 31, 2023 were $3.71 billion, an increase of $34.4 million, or 3.7% annualized, over total deposits of $3.68 billion at September 30, 2023, and an increase of $293.4 million, or 8.6%, over total deposits of $3.42 billion at December 31, 2022.

●	Core deposits, defined as total deposits excluding brokered deposits and time deposits greater than $250,000, remained stable year over year, despite industry and market turmoil.
●	Brokered deposits continue to be used as a supplemental funding source, as needed.
●	Uninsured deposits were 24% of total deposits as of December 31, 2023 and 22% of total deposits as of September 30, 2023.

Liquidity

Total on- and off-balance sheet liquidity was $2.23 billion as of December 31, 2023, compared to $2.18 billion at September 30, 2023 and $1.38 billion at December 31, 2022. The Company did not utilize the Bank Term Funding Program (BTFP) or Federal Reserve Discount Window during the fourth quarter of 2023.

Primary Liquidity—On-Balance Sheet	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
(dollars in thousands)
Cash and Cash Equivalents	$96,594	$77,617	$138,618	$177,116	$48,090
Securities Available for Sale	604,104	553,076	538,220	559,430	548,613
Less: Pledged Securities	(170,727)	(164,277)	(236,206)	(234,452)	—
Total Primary Liquidity	$529,971	$466,416	$440,632	$502,094	$596,703
Ratio of Primary Liquidity to Total Deposits	14.3%	12.7%	12.3%	14.7%	17.5%

Secondary Liquidity—Off-Balance Sheet Borrowing Capacity
Net Secured Borrowing Capacity with the FHLB	$498,736	$516,501	$400,792	$246,795	$390,898
Net Secured Borrowing Capacity with the Federal Reserve Bank	979,448	1,022,128	986,644	990,685	157,827
Unsecured Borrowing Capacity with Correspondent Lenders	200,000	150,000	108,000	158,000	208,000
Secured Borrowing Capacity with Correspondent Lender	26,250	26,250	26,250	26,250	26,250
Total Secondary Liquidity	$1,704,434	$1,714,879	$1,521,686	$1,421,730	$782,975
Total Primary and Secondary Liquidity	$2,234,405	$2,181,295	$1,962,318	$1,923,824	$1,379,678
Ratio of Primary and Secondary Liquidity to Total Deposits	60.2%	59.3%	54.8%	56.4%	40.4%

Asset Quality

Overall asset quality remained superb due to the Company’s measured risk selection, consistent underwriting standards, active credit oversight, and experienced lending and credit teams.

●	Annualized net charge-offs as a percentage of average loans were 0.01% for both the fourth quarter of 2023 and the third quarter of 2023, and 0.00% for the fourth quarter of 2022.
●	At December 31, 2023, the Company’s nonperforming assets, which include nonaccrual loans, loans past due 90 days and still accruing, and foreclosed assets, were $919,000, or 0.02% of total assets, as compared to $749,000, or 0.02%, of total assets at September 30, 2023, and $639,000, or 0.01% of total assets at December 31, 2022.
●	Loans with potential weaknesses that warrant a watchlist risk rating at December 31, 2023 totaled $26.5 million, compared to $26.9 million at September 30, 2023, and $32.3 million at December 31, 2022.
●	Loans that warranted a substandard risk rating at December 31, 2023 totaled $35.9 million, compared to $35.6 million at September 30, 2023, and $28.0 million at December 31, 2022.
●	Loans past due 30-89 days increased quarter over quarter due to the timing of closing on one matured loan. The closing occurred subsequent to year-end and the loan continues to perform as a pass-rated credit.

Capital

Total shareholders’ equity at December 31, 2023 was $425.5 million, an increase of $9.6 million, or 2.3%, compared to total shareholders’ equity of $416.0 million at September 30, 2023, and an increase of $31.5 million, or 8.0%, over total shareholders’ equity of $394.1 million at December 31, 2022.

●	The linked-quarter increase was due to net income retained and a decrease in unrealized losses in the securities portfolio, offset partially by a decrease in unrealized gains in the derivatives portfolio, preferred stock dividends, and stock repurchases.
●	The year-over-year increase was due to net income retained and a decrease in unrealized losses in the securities portfolio, offset partially by a decrease in unrealized gains in the derivatives portfolio, the adoption of the Current Expected Credit Losses (CECL) accounting methodology, preferred stock dividends, and stock repurchases.
●	The Common Equity Tier 1 Risk-Based Capital Ratio was 9.16% at December 31, 2023, compared to 9.07% at September 30, 2023 and 8.40% at December 31, 2022.
●	Tangible common equity as a percentage of tangible assets, a non-GAAP financial measure, was 7.73% at December 31, 2023, compared to 7.61% at September 30, 2023, and 7.48% at December 31, 2022.

Tangible book value per share, a non-GAAP financial measure, was $12.84 as of December 31, 2023, an increase of 3.7% from $12.37 as of September 30, 2023, and an increase of 9.8% from $11.69 as of December 31, 2022.

●	The Company has increased tangible book value per share each of the past 28 quarters.

During the fourth quarter of 2023, the company repurchased 423,749 shares of its common stock. Shares were repurchased at a weighted average price of $10.72 per share for a total of $4.5 million.

●	The Company has $20.5 million remaining under its current share repurchase authorization.

Today, the Company also announced that its Board of Directors has declared a quarterly cash dividend on its 5.875% Non-Cumulative Perpetual Preferred Stock, Series A (Series A Preferred Stock). The quarterly cash dividend of $36.72 per share, equivalent to $0.3672 per depositary share, each representing a 1/100th interest in a share of the Series A Preferred Stock (Nasdaq: BWBBP), is payable on March 1, 2024 to shareholders of record of the Series A Preferred Stock at the close of business on February 15, 2024.

Conference Call and Webcast

The Company will host a conference call to discuss its fourth quarter 2023 financial results on Thursday, January 25, 2024 at 8:00 a.m. Central Time. The conference call can be accessed by dialing 844-481-2913 and requesting to join the Bridgewater Bancshares earnings call. To listen to a replay of the conference call via phone, please dial 877-344-7529 and enter access code 4855149. The replay will be available through February 1, 2024. The conference call will also be available via a live webcast on the Investor Relations section of the Company’s website, investors.bridgewaterbankmn.com, and archived for replay.

About the Company

Bridgewater Bancshares, Inc. (Nasdaq: BWB) is a St. Louis Park, Minnesota-based financial holding company. Bridgewater's banking subsidiary, Bridgewater Bank, is a premier, full-service Twin Cities bank dedicated to serving the diverse needs of commercial real estate investors, entrepreneurs, business clients and successful individuals. By pairing a range of deposit, lending, and business services solutions with a responsive service model, Bridgewater has seen continuous growth and profitability. With total assets of $4.6 billion and seven branches as of December 31, 2023, Bridgewater is considered one of the largest locally led banks in the State of Minnesota, and has received numerous awards for its growth, banking services, and esteemed corporate culture.

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risk, including the effects of recent and potential additional rate increases by the Federal Reserve; fluctuations in the values of the securities held in our securities portfolio, including as the result of changes in interest rates; business and economic conditions generally and in the financial services industry, nationally and within our market area, including rising rates of inflation and possible recession; the effects of developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time at Silicon Valley Bank, Signature Bank and First Republic Bank that resulted in the failure of those institutions; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; our ability to maintain an adequate level of allowance for credit losses on loans; new or revised accounting standards; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients, who have balances above current FDIC insurance limits; our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negatively impact our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages and high rates of employee turnover; the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and “fintech” companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including in response to the failures of Silicon Valley Bank, Signature Bank and First Republic Bank in 2023; risks related to climate change and the negative impact it may have on our customers and their businesses; the imposition of other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics, acts of war or terrorism or other adverse external events, including the Israeli-Palestinian conflict and the Russian invasion of Ukraine; potential impairment to the goodwill the Company recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance, including the new 1% excise tax on stock buybacks by publicly traded companies; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bridgewater Bancshares, Inc. and Subsidiaries
Financial Highlights

(dollars in thousands, except share data)

	As of and for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2023	2023	2023	2023	2022
Income Statement
Net Interest Income	$25,314	$25,421	$25,872	$28,567	$32,893
Provision for (Recovery of) Credit Losses	(250)	(600)	50	625	1,500
Noninterest Income	1,409	1,726	1,415	1,943	1,738
Noninterest Expense	15,740	15,237	14,274	14,069	15,203
Net Income	8,873	9,629	9,816	11,642	13,735
Net Income Available to Common Shareholders	7,859	8,616	8,802	10,629	12,721

Per Common Share Data
Basic Earnings Per Share	$0.28	$0.31	$0.32	$0.38	$0.46
Diluted Earnings Per Share	0.28	0.30	0.31	0.37	0.45
Book Value Per Share	12.94	12.47	12.25	12.05	11.80
Tangible Book Value Per Share (1)	12.84	12.37	12.15	11.95	11.69
Basic Weighted Average Shares Outstanding	27,870,430	27,943,409	27,886,425	27,726,894	27,558,983
Diluted Weighted Average Shares Outstanding	28,238,056	28,311,778	28,198,739	28,490,046	28,527,306
Shares Outstanding at Period End	27,748,965	28,015,505	27,973,995	27,845,244	27,751,950

Financial Ratios
Return on Average Assets (2)	0.77%	0.85%	0.88%	1.07%	1.28%
Pre-Provision Net Revenue Return on Average Assets (1)(2)	0.96	1.01	1.16	1.49	1.82
Return on Average Shareholders' Equity (2)	8.43	9.23	9.69	11.70	14.06
Return on Average Tangible Common Equity (1)(2)	8.95	9.92	10.48	12.90	15.86
Net Interest Margin (3)	2.27	2.32	2.40	2.72	3.16
Core Net Interest Margin (1)(3)	2.21	2.24	2.31	2.62	3.05
Cost of Total Deposits	3.19	2.99	2.66	2.01	1.31
Cost of Funds	3.23	3.10	2.91	2.41	1.67
Efficiency Ratio (1)	58.8	56.1	52.3	45.9	43.8
Noninterest Expense to Average Assets (2)	1.37	1.34	1.28	1.30	1.42

Balance Sheet
Total Assets	$4,611,990	$4,557,070	$4,603,185	$4,602,899	$4,345,662
Total Loans, Gross	3,724,282	3,722,271	3,736,211	3,684,360	3,569,446
Deposits	3,709,948	3,675,509	3,577,932	3,411,123	3,416,543
Total Shareholders' Equity	425,515	415,960	409,126	402,006	394,064
Loan to Deposit Ratio	100.4%	101.3%	104.4%	108.0%	104.5%
Core Deposits to Total Deposits (4)	68.7	70.3	70.3	72.4	74.6
Uninsured Deposits to Total Deposits	24.3	22.2	22.1	24.0	38.5

Asset Quality
Net Loan Charge-Offs to Average Loans (2)	0.01%	0.01%	0.00%	0.00%	0.00%
Nonperforming Assets to Total Assets (5)	0.02	0.02	0.02	0.02	0.01
Allowance for Credit Losses to Total Loans	1.36	1.36	1.36	1.36	1.34

Capital Ratios (Consolidated) (6)
Tier 1 Leverage Ratio	9.57%	9.62%	9.47%	9.41%	9.55%
Common Equity Tier 1 Risk-based Capital Ratio	9.16	9.07	8.72	8.48	8.40
Tier 1 Risk-based Capital Ratio	10.79	10.69	10.33	10.08	10.03
Total Risk-based Capital Ratio	13.97	13.88	13.50	13.25	13.15
Tangible Common Equity to Tangible Assets (1)	7.73	7.61	7.39	7.23	7.48

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Annualized.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.

(4)	Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000.
(5)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.
(6)	Preliminary data. Current period subject to change prior to filings with applicable regulatory agencies.

Bridgewater Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and Cash Equivalents	$128,562	$124,358	$177,101	$209,192	$87,043
Bank-Owned Certificates of Deposit	—	1,225	1,225	1,225	1,181
Securities Available for Sale, at Fair Value	604,104	553,076	538,220	559,430	548,613
Loans, Net of Allowance for Credit Losses	3,667,215	3,664,464	3,677,792	3,625,477	3,512,157
Federal Home Loan Bank (FHLB) Stock, at Cost	17,097	17,056	21,557	28,632	19,606
Premises and Equipment, Net	48,886	49,331	49,710	47,801	48,445
Foreclosed Assets	—	—	116	116	—
Accrued Interest	16,697	15,182	13,822	13,377	13,479
Goodwill	2,626	2,626	2,626	2,626	2,626
Other Intangible Assets, Net	188	197	206	240	288
Bank-Owned Life Insurance	34,477	34,209	33,958	33,719	33,485
Other Assets	92,138	95,346	86,852	81,064	78,739
Total Assets	$4,611,990	$4,557,070	$4,603,185	$4,602,899	$4,345,662

Liabilities and Equity
Liabilities
Deposits:
Noninterest Bearing	$756,964	$754,297	$751,217	$742,198	$884,272
Interest Bearing	2,952,984	2,921,212	2,826,715	2,668,925	2,532,271
Total Deposits	3,709,948	3,675,509	3,577,932	3,411,123	3,416,543
Federal Funds Purchased	—	—	195,000	437,000	287,000
Notes Payable	13,750	13,750	13,750	13,750	13,750
FHLB Advances	319,500	294,500	262,000	197,000	97,000
Subordinated Debentures, Net of Issuance Costs	79,288	79,192	79,096	79,001	78,905
Accrued Interest Payable	5,282	3,816	2,974	3,257	2,831
Other Liabilities	58,707	74,343	63,307	59,762	55,569
Total Liabilities	4,186,475	4,141,110	4,194,059	4,200,893	3,951,598

SHAREHOLDERS' EQUITY
Preferred Stock- $0.01 par value; Authorized 10,000,000
Preferred Stock - Issued and Outstanding 27,600 Series A shares ($2,500 liquidation preference) at December 31, 2023 (unaudited), September 30, 2023 (unaudited), June 30, 2023 (unaudited), March 31, 2023 (unaudited), and December 31, 2022	66,514	66,514	66,514	66,514	66,514
Common Stock- $0.01 par value; Authorized 75,000,000
Common Stock - Issued and Outstanding 27,748,965 at December 31, 2023 (unaudited), 28,015,505 at September 30, 2023 (unaudited), 27,973,995 at June 30, 2023 (unaudited), 27,845,244 at March 31, 2023 (unaudited), and 27,751,950 at December 31, 2022	277	280	280	278	278
Additional Paid-In Capital	96,320	100,120	99,044	97,716	96,529
Retained Earnings	280,650	272,812	264,196	255,394	248,685
Accumulated Other Comprehensive Loss	(18,246)	(23,766)	(20,908)	(17,896)	(17,942)
Total Shareholders' Equity	425,515	415,960	409,126	402,006	394,064
Total Liabilities and Equity	$4,611,990	$4,557,070	$4,603,185	$4,602,899	$4,345,662

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2023	2023	2023	2023	2022	2023	2022
Interest Income
Loans, Including Fees	$49,727	$48,999	$47,721	$44,955	$42,488	$191,402	$146,256
Investment Securities	7,283	6,507	6,237	6,218	5,843	26,245	16,410
Other	1,543	1,303	1,043	819	529	4,708	1,029
Total Interest Income	58,553	56,809	55,001	51,992	48,860	222,355	163,695

Interest Expense
Deposits	29,448	27,225	22,998	16,374	10,781	96,045	23,379
Federal Funds Purchased	268	548	2,761	4,944	3,379	8,521	4,507
Notes Payable	299	296	285	263	202	1,143	202
FHLB Advances	2,220	2,316	2,092	861	575	7,489	1,221
Subordinated Debentures	1,004	1,003	993	983	1,030	3,983	4,688
Total Interest Expense	33,239	31,388	29,129	23,425	15,967	117,181	33,997

Net Interest Income	25,314	25,421	25,872	28,567	32,893	105,174	129,698
Provision for (Recovery of) Credit Losses	(250)	(600)	50	625	1,500	(175)	7,700

Net Interest Income After Provision for Credit Losses	25,564	26,021	25,822	27,942	31,393	105,349	121,998

Noninterest Income
Customer Service Fees	359	379	368	349	344	1,455	1,236
Net Gain (Loss) on Sales of Securities	(27)	—	50	(56)	30	(33)	82
Letter of Credit Fees	418	315	379	634	358	1,746	1,592
Debit Card Interchange Fees	152	150	155	138	148	595	586
Swap Fees	—	—	—	—	—	—	557
Bank-Owned Life Insurance	268	252	238	234	238	992	762
FHLB Prepayment Income	—	493	—	299	—	792	—
Other Income	239	137	225	345	620	946	1,517
Total Noninterest Income	1,409	1,726	1,415	1,943	1,738	6,493	6,332

Noninterest Expense
Salaries and Employee Benefits	9,615	9,519	8,589	8,815	9,821	36,538	36,941
Occupancy and Equipment	1,062	1,101	1,075	1,209	1,177	4,447	4,390
FDIC Insurance Assessment	1,050	1,075	900	665	360	3,690	1,365
Data Processing	424	392	401	357	371	1,574	1,396
Professional and Consulting Fees	782	715	829	755	635	3,081	2,664
Derivative Collateral Fees	573	543	404	380	535	1,900	687
Information Technology and Telecommunications	812	683	711	683	673	2,889	2,495
Marketing and Advertising	324	222	321	262	403	1,129	2,032
Intangible Asset Amortization	9	9	34	48	48	100	191
Amortization of Tax Credit Investments	—	—	—	—	114	—	408
Other Expense	1,089	978	1,010	895	1,066	3,972	4,051
Total Noninterest Expense	15,740	15,237	14,274	14,069	15,203	59,320	56,620

Income Before Income Taxes	11,233	12,510	12,963	15,816	17,928	52,522	71,710
Provision for Income Taxes	2,360	2,881	3,147	4,174	4,193	12,562	18,318
Net Income	8,873	9,629	9,816	11,642	13,735	39,960	53,392
Preferred Stock Dividends	(1,014)	(1,013)	(1,014)	(1,013)	(1,014)	(4,054)	(4,054)
Net Income Available to Common Shareholders	$7,859	$8,616	$8,802	$10,629	$12,721	$35,906	$49,338

Earnings Per Share
Basic	$0.28	$0.31	$0.32	$0.38	$0.46	$1.29	$1.78
Diluted	0.28	0.30	0.31	0.37	0.45	1.27	1.72

Bridgewater Bancshares, Inc. and Subsidiaries
Analysis of Average Balances, Yields and Rates

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
(dollars in thousands)	Balance	& Fees	Rate	Balance	& Fees	Rate	Balance	& Fees	Rate
Interest Earning Assets:
Cash Investments	$106,275	$1,233	4.60%	$81,038	$903	4.42%	$65,393	$366	2.22%
Investment Securities:
Taxable Investment Securities	600,856	7,007	4.63	565,008	6,234	4.38	540,601	5,268	3.87
Tax-Exempt Investment Securities (1)	29,172	350	4.75	29,955	346	4.58	67,867	728	4.26
Total Investment Securities	630,028	7,357	4.63	594,963	6,580	4.39	608,468	5,996	3.91
Loans (1)(2)	3,726,126	50,022	5.33	3,722,594	49,326	5.26	3,482,150	42,702	4.87
Federal Home Loan Bank Stock	17,999	310	6.85	17,829	400	8.89	21,633	163	2.99
Total Interest Earning Assets	4,480,428	58,922	5.22%	4,416,424	57,209	5.14%	4,177,644	49,227	4.67%
Noninterest Earning Assets	87,018			88,513			73,701
Total Assets	$4,567,446			$4,504,937			$4,251,345
Interest Bearing Liabilities:
Deposits:
Interest Bearing Transaction Deposits	$719,630	$7,546	4.16%	$730,244	$7,136	3.88%	$464,631	$2,013	1.72%
Savings and Money Market Deposits	911,835	9,003	3.92	874,612	8,089	3.67	1,048,227	4,533	1.72
Time Deposits	268,140	2,330	3.45	266,635	1,962	2.92	281,334	1,007	1.42
Brokered Deposits	1,009,166	10,569	4.16	985,276	10,038	4.04	537,351	3,228	2.38
Total Interest Bearing Deposits	2,908,771	29,448	4.02	2,856,767	27,225	3.78	2,331,543	10,781	1.83
Federal Funds Purchased	18,932	268	5.62	39,641	548	5.48	340,471	3,379	3.94
Notes Payable	13,750	299	8.62	13,750	296	8.58	11,359	202	7.04
FHLB Advances	303,467	2,220	2.90	275,261	2,316	3.34	94,103	575	2.42
Subordinated Debentures	79,233	1,004	5.02	79,137	1,003	5.03	81,242	1,030	5.03
Total Interest Bearing Liabilities	3,324,153	33,239	3.97%	3,264,556	31,388	3.81%	2,858,718	15,967	2.22%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	753,430			754,567			943,232
Other Noninterest Bearing Liabilities	72,074			71,767			61,806
Total Noninterest Bearing Liabilities	825,504			826,334			1,005,038
Shareholders' Equity	417,789			414,047			387,589
Total Liabilities and Shareholders' Equity	$4,567,446			$4,504,937			$4,251,345
Net Interest Income / Interest Rate Spread		25,683	1.25%		25,821	1.33%		33,260	2.45%
Net Interest Margin (3)			2.27%			2.32%			3.16%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities and Loans		(369)			(400)			(367)
Net Interest Income		$25,314			$25,421			$32,893

(1)	Interest income and average rates for tax-exempt investment securities and loans are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)	Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Bridgewater Bancshares, Inc. and Subsidiaries
Analysis of Average Balances, Yields and Rates

(dollars in thousands, except per share data)

(Unaudited)

	For the Year Ended
	December 31, 2023			December 31, 2022
	Average	Interest	Yield/	Average	Interest	Yield/
(dollars in thousands)	Balance	& Fees	Rate	Balance	& Fees	Rate
Interest Earning Assets:
Cash Investments	$77,759	$3,170	4.08%	$66,072	$597	0.90%
Investment Securities:
Taxable Investment Securities	577,102	25,199	4.37	448,500	13,960	3.11
Tax-Exempt Investment Securities (1)	29,004	1,325	4.57	72,379	3,101	4.29
Total Investment Securities	606,106	26,524	4.38	520,879	17,061	3.28
Loans (1)(2)	3,699,252	192,679	5.21	3,190,712	146,827	4.60
Federal Home Loan Bank Stock	21,249	1,538	7.24	12,628	432	3.42
Total Interest Earning Assets	4,404,366	223,911	5.08%	3,790,291	164,917	4.35%
Noninterest Earning Assets	86,438			76,189
Total Assets	$4,490,804			$3,866,480
Interest Bearing Liabilities:
Deposits:
Interest Bearing Transaction Deposits	$650,028	$23,379	3.60%	$524,968	$4,336	0.83%
Savings and Money Market Deposits	922,799	30,639	3.32	963,096	9,129	0.95
Time Deposits	263,161	7,064	2.68	284,868	3,264	1.15
Brokered Deposits	909,662	34,963	3.84	449,095	6,650	1.48
Total Interest Bearing Deposits	2,745,650	96,045	3.50	2,222,027	23,379	1.05
Federal Funds Purchased	169,645	8,521	5.02	149,608	4,507	3.01
Notes Payable	13,750	1,143	8.31	2,863	202	7.04
FHLB Advances	238,000	7,489	3.15	64,278	1,221	1.90
Subordinated Debentures	79,090	3,983	5.04	89,584	4,688	5.23
Total Interest Bearing Liabilities	3,246,135	117,181	3.61%	2,528,360	33,997	1.34%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	768,428			910,490
Other Noninterest Bearing Liabilities	65,763			43,597
Total Noninterest Bearing Liabilities	834,191			954,087
Shareholders' Equity	410,478			384,033
Total Liabilities and Shareholders' Equity	$4,490,804			$3,866,480
Net Interest Income / Interest Rate Spread		106,730	1.47%		130,920	3.01%
Net Interest Margin (3)			2.42%			3.45%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities and Loans		(1,556)			(1,222)
Net Interest Income		$105,174			$129,698

(1)	Interest income and average rates for tax-exempt investment securities and loans are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)	Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Bridgewater Bancshares, Inc. and Subsidiaries
Asset Quality Summary

(dollars in thousands) (unaudited)

	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2023	2023	2023	2023	2022	2023	2022
Allowance for Credit Losses
Balance at Beginning of Period	$50,585	$50,701	$50,148	$47,996	$46,491	$47,996	$40,020
Impact of Adopting CECL	—	—	—	650	—	650	—
Provision for Credit Losses	—	—	550	1,500	1,500	2,050	7,700
Charge-offs	(95)	(122)	(3)	(4)	(3)	(224)	(37)
Recoveries	4	6	6	6	8	22	313
Net Charge-offs	$(91)	$(116)	$3	$2	$5	$(202)	$276
Balance at End of Period	50,494	50,585	50,701	50,148	47,996	50,494	47,996
Allowance for Credit Losses to Total Loans	1.36%	1.36%	1.36%	1.36%	1.34%	1.36%	1.34%

	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2023	2023	2023	2023	2022	2023	2022
Provision for Credit Losses on Loans	$—	$—	$550	$1,500	$1,500	$2,050	$7,700
Recovery of Credit Losses for Off-Balance Sheet Credit Exposures	(250)	(600)	(500)	(875)	—	(2,225)	—
Provision for (Recovery of) Credit Losses	$(250)	$(600)	$50	$625	$1,500	$(175)	$7,700

	As of and for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2023	2023	2023	2023	2022
Selected Asset Quality Data
Loans 30-89 Days Past Due	$15,110	$11	$—	$21	$186
Loans 30-89 Days Past Due to Total Loans	0.41%	0.00%	0.00%	0.00%	0.01%
Nonperforming Loans	$919	$749	$662	$693	$639
Nonperforming Loans to Total Loans	0.02%	0.02%	0.02%	0.02%	0.02%
Foreclosed Assets	$—	$—	$116	$116	$—
Nonaccrual Loans to Total Loans	0.02%	0.02%	0.02%	0.02%	0.02%
Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing to Total Loans	0.02	0.02	0.02	0.02	0.02
Nonperforming Assets (1)	$919	$749	$778	$809	$639
Nonperforming Assets to Total Assets (1)	0.02%	0.02%	0.02%	0.02%	0.01%
Net Loan Charge-Offs (Annualized) to Average Loans	0.01	0.01	0.00	0.00	0.00
Watchlist Risk Rating Loans	$26,485	$26,877	$27,215	$27,574	$32,252
Substandard Risk Rating Loans	35,858	35,621	33,821	36,258	28,049

(1)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.

Bridgewater Bancshares, Inc. and Subsidiaries
Non-GAAP Financial Measures

(dollars in thousands) (unaudited)

	For the Three Months Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2023	2023	2023	2023	2022	2023	2022

Pre-Provision Net Revenue
Noninterest Income	$1,409	$1,726	$1,415	$1,943	$1,738	$6,493	$6,332
Less: (Gain) Loss on Sales of Securities	27	—	(50)	56	(30)	33	(82)
Less: FHLB Advance Prepayment Income	—	(493)	—	(299)	—	(792)	—
Total Operating Noninterest Income	1,436	1,233	1,365	1,700	1,708	5,734	6,250
Plus: Net Interest Income	25,314	25,421	25,872	28,567	32,893	105,174	129,698
Net Operating Revenue	$26,750	$26,654	$27,237	$30,267	$34,601	$110,908	$135,948

Noninterest Expense	$15,740	$15,237	$14,274	$14,069	$15,203	$59,320	$56,620
Less: Amortization of Tax Credit Investments	—	—	—	—	(114)	—	(408)
Total Operating Noninterest Expense	$15,740	$15,237	$14,274	$14,069	$15,089	$59,320	$56,212

Pre-Provision Net Revenue	$11,010	$11,417	$12,963	$16,198	$19,512	$51,588	$79,736

Plus:
Non-Operating Revenue Adjustments	(27)	493	50	243	30	759	82
Less:
Provision (Recovery of) for Credit Losses	(250)	(600)	50	625	1,500	(175)	7,700
Non-Operating Expense Adjustments	—	—	—	—	114	—	408
Provision for Income Taxes	2,360	2,881	3,147	4,174	4,193	12,562	18,318
Net Income	$8,873	$9,629	$9,816	$11,642	$13,735	$39,960	$53,392

Average Assets	$4,567,446	$4,504,937	$4,483,662	$4,405,234	$4,251,345	$4,490,804	$3,866,480
Pre-Provision Net Revenue Return on Average Assets	0.96%	1.01%	1.16%	1.49%	1.82%	1.15%	2.06%

Core Net Interest Margin
Net Interest Income (Tax-equivalent Basis)	$25,683	$25,822	$26,280	$28,947	$33,260	$106,730	$130,920
Less: Loan Fees	(751)	(914)	(941)	(998)	(1,100)	(3,604)	(6,273)
Less: PPP Interest and Fees	NM	NM	NM	NM	NM	NM	(970)
Core Net Interest Income	$24,932	$24,908	$25,339	$27,949	$32,160	$103,126	$123,677

Average Interest Earning Assets	$4,480,428	$4,416,424	$4,395,050	$4,323,706	$4,177,644	$4,404,366	$3,790,291
Less: Average PPP Loans	NM	NM	NM	NM	NM	NM	(7,441)
Core Average Interest Earning Assets	$4,480,428	$4,416,424	$4,395,050	$4,323,706	$4,177,644	$4,404,366	$3,782,850
Core Net Interest Margin	2.21%	2.24%	2.31%	2.62%	3.05%	2.34%	3.27%

Efficiency Ratio
Noninterest Expense	$15,740	$15,237	$14,274	$14,069	$15,203	$59,320	$56,620
Less: Amortization of Intangible Assets	(9)	(9)	(34)	(48)	(48)	(100)	(191)
Adjusted Noninterest Expense	$15,731	$15,228	$14,240	$14,021	$15,155	$59,220	$56,429

Net Interest Income	$25,314	$25,421	$25,872	$28,567	$32,893	$105,174	$129,698
Noninterest Income	1,409	1,726	1,415	1,943	1,738	6,493	6,332
Less: Gain (Loss) on Sales of Securities	27	—	(50)	56	(30)	33	(82)
Adjusted Operating Revenue	$26,750	$27,147	$27,237	$30,566	$34,601	$111,700	$135,948
Efficiency Ratio	58.8%	56.1%	52.3%	45.9%	43.8%	53.0%	41.5%

Bridgewater Bancshares, Inc. and Subsidiaries

Non-GAAP Financial Measures

(dollars in thousands) (unaudited)

	For the Three Months Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2023	2023	2023	2023	2022	2023	2022

Tangible Common Equity and Tangible Common Equity/Tangible Assets
Total Shareholders' Equity	$425,515	$415,960	$409,126	$402,006	$394,064
Less: Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Total Common Shareholders' Equity	359,001	349,446	342,612	335,492	327,550
Less: Intangible Assets	(2,814)	(2,823)	(2,832)	(2,866)	(2,914)
Tangible Common Equity	$356,187	$346,623	$339,780	$332,626	$324,636

Total Assets	$4,611,990	$4,557,070	$4,603,185	$4,602,899	$4,345,662
Less: Intangible Assets	(2,814)	(2,823)	(2,832)	(2,866)	(2,914)
Tangible Assets	$4,609,176	$4,554,247	$4,600,353	$4,600,033	$4,342,748
Tangible Common Equity/Tangible Assets	7.73%	7.61%	7.39%	7.23%	7.48%

Tangible Book Value Per Share
Book Value Per Common Share	$12.94	$12.47	$12.25	$12.05	$11.80
Less: Effects of Intangible Assets	(0.10)	(0.10)	(0.10)	(0.10)	(0.11)
Tangible Book Value Per Common Share	$12.84	$12.37	$12.15	$11.95	$11.69

Return on Average Tangible Common Equity
Net Income Available to Common Shareholders	$7,859	$8,616	$8,802	$10,629	$12,721	$35,906	$49,338

Average Shareholders' Equity	$417,789	$414,047	$406,347	$403,533	$387,589	$410,478	$384,033
Less: Average Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Average Common Equity	351,275	347,533	339,833	337,019	321,075	343,964	317,519
Less: Effects of Average Intangible Assets	(2,819)	(2,828)	(2,846)	(2,894)	(2,941)	(2,847)	(3,012)
Average Tangible Common Equity	$348,456	$344,705	$336,987	$334,125	$318,134	$341,117	$314,507
Return on Average Tangible Common Equity	8.95%	9.92%	10.48%	12.90%	15.86%	10.53%	15.69%